Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.
Registration Statement (Form S-3 No. 333-266221) of Singular Genomics Systems, Inc.,
2.
Registration Statement (Form S-8 No. 333-263535) pertaining to the Singular Genomics Systems, Inc. 2021 Equity Incentive Plan and the Singular Genomics Systems, Inc. 2021 Employee Stock Purchase Plan,
3.
Registration Statement (Form S-8 No. 333-256568) pertaining to the Singular Genomics Systems, Inc. 2021 Equity Incentive Plan and the Singular Genomics Systems, Inc. 2016 Stock Plan, and
4.
Registration Statement (Form S-8 No. 333-259064) pertaining to the Singular Genomics Systems, Inc. 2016 Stock Plan

of our report dated March 2, 2023, with respect to the financial statements of Singular Genomics Systems, Inc., included in this Annual Report (Form 10-K) of Singular Genomics Systems, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 2, 2023